Exhibit 99.18
(Text of graph posted to Ashland Inc.'s website concerning
Ashland Inc. operating segment trade working capital)

% of Annualized Sales#
Monthly Actual %
	2007		2008		2009
January			17.0	*	16.9
February			16.7	*	16.9
March			15.6	*	16.3
April			15.5	*	15.9
May			15.1	*	16.0
June			15.2	*
July			14.6	*
August			14.5	*
September			13.7	*
October	16.3	*	13.3	*
November	16.6	*	14.1
December	17.1	*	16.2

*NOTE:  Data has been adjusted to include the historical Hercules businesses, preceding its purchase in November 2008.

#NOTE: Selected Working Capital Components - May 31, 2009

Unaudited Data
($ in millions)	Operating		Other
	segments	(a)	components		Total
Accounts receivable (b)	1,350		34	(c)	1,384
Inventories (d)	711		(124)		587
(Less) Trade and other payables	(786)		(406)	(c)	(1,192)
Net	1,275		(496)		779

(a) Represents amounts considered in internal performance metrics applicable to most employees.
(b) Accounts receivable is shown net of allowances for doubtful accounts.
(c) Amount relates to items within Corporate reporting segments.
(d) Operating segment amount excludes LIFO reserve, which is presented under other components.